 COMMERCIAL LEASE AGREEMENT

THIS LEASE AGREEMENT ("The Lease") is made and entered into by and between BROTHERS INVESTMENTS INC.("The "Lessor"), and LABOR SMART INC.("The "Lessee").  At 427 LAFAYETTE ST NASHVILLE TN, 37203. Agrees as follows.

(A)

TERM: The leasehold term created by this lease is acknowledged to have begun at one minute past midnight prevailing time on November 12, 2011. And will be expired December 12, 2011.

(B)

RENEWAL:  lessee agrees to have month to month lease.

(C)

RENTAL:  Lessee agrees to pay to Lessor a monthly rental for sum of twenty two hundred and fifty dollars ($2250.00)  a month in advance   The rent will be paid on or before the fifth day of each month.

(D)

ADDITIONS:  Any additions or changes to the premises shall be approved by Lessor before such work is commenced, and additions to the building on the premises shall become a part of it, and Lessee warrants and covenants that he will allow no lien or other charge to be placed upon the property and hereby holds the Lessor harmless against the payment of any lien which he may cause to be placed on the property in violation of the term of this section of the lease.

(E)

CARE OF THE PREMISES:  Lessee agrees to take good care of the premises (building, parking lot and adjacent grounds. Lands) to maintain the same, and to deliver back to the Lessor in a good working condition.

(F)

USE OF PREMISES:  Unless otherwise approved in writing by Lessor the premises are to be used exclusively for the conduct of the Lessee's business as a (staffing office) Any indication of law violation will result in immediate termination of this lease. The said premises shall not be used for any illegal purposes, nor in violation of any valid regulation of any governmental body.

(G)

ASSIGNMENT:  This Lease shall not be assigned or the premises          subleased or sub-rented for any purpose without the written consent of Lessor, provided, however, such permission shall not be unreasonably withheld.

(H)

INSPECTION:  Lessor has the right to inspect the premises at any time; however, such notice should be in writing.

(I)

DEFAULT: The failure to pay rents when due; abandonment of the premises or failure to perform any prevision of this lease shall constitute an act of default. The failure of the lessee to comply with the provision of any term or condition hereof shall be enforceable under the laws of the state of Tennessee, and the lessee will be responsible for all damages and for all costs incident to collection, court cost and reasonable attorney’s fees made necessary by Lessee breach. And lessee shall secure all proper business and governmental permits required by federal state or local law in effect presently or as may hereafter be established. Violation of any Metropolitan code shall deem to be a lease violation.

(J)

MAINTENANCE:  Lessee shall be responsible for complete maintenance and upkeep of all property, building, and equipments, Lessor shall be responsible for the maintenance of the roof only, Lessee will be responsible for any damage to any part of the building, building fixtures, parking area or grounds caused by lessee or lessees business or social visitors

(K)

INSURANCE:  Lessee at his own expense shall maintain at all times, while this lease is in effect, fire and extended coverage insurance for physical damage and loss o the building herein leased in an amount as determined by LESSOR, with LESSOR named as an insured. LESSEE shall provide LESSOR with a current certificate evidencing such coverage in a form reasonably satisfactory to LESSOR. Lessee at his own expense shall maintain at all time while this lease is in effect, fire and extended coverage on their personal property in amount as determined by Lessor. Lessee further agrees to take out and keep in force during the life hereof, at Lessee expense public liability insurance to protect against any liability to the public incident to the use of or resulting from any occurrence in or about said premises, defend and hold lessor harmless from and against all liabilitys, losses, obligations, claims ,damages (consequential or otherwise) penalties, suits, actions, judgments, costs and expenses (including attorneys fees) of whatsoever nature for damage to the property or for injury to or death of persons . The liability under such insurance to be not less than one million $1000.000 combined single limit coverage, and shall name Lessor as an additional insured. There policies shall insure the contingent liability of Lessor and evidence of such converge shall be furnished LESSOR. LESSEE is to obtain a written obligation on the part of the Insurance carriers to notify LESSEE in writing prior to any cancellation thereof, and LESSEE agrees, if LESSEE does not keep such insurance in full fore and effect, the LESSOR may take out the necessary insurance and pay the premium and the repayment thereof shall be deemed to be the same obligation as rent and this additional sum shall be due as such on the next day upon which rent becomes due.  LESSEE shall, in addition to all other sums agreed to be paid by him under this lease, pay LESSOR upon demand any increase in fire and extended coverage insurance, provided that the increase is the result of LESSEE’S tenancy.

(L) TAXES:  Lessor shall pay all Real Property Taxes on said property.

       Lessee shall pay any and all personal property taxes due on the leased

       Property.

(M) UTILITIES:  All applications and connections for necessary utility service on the demised premises shall be made in the name of Lessee only, and Lessee shall be solely liable for utility charges as they become due, including those for water, gas, electricity, telephone services, and trash collection.  The failure to maintain necessary utility service at the premises may at the option of the Lessor, terminate the lease.

(N)

LATE CHARGES: Lessee agrees to pay ten (10%) percent penalty in

       Addition to here rent if payment is made after the grace period.

(0)

SECURITY DEPOSIT:  Lessee agrees to pay the sum of twenty two  hundred and fifty Dollars ($2250.00) as a security deposits (not last month rent)and it will be refunded to lessee at the time of expiration of this lease upon return of the premises in good working condition.

(1)

FIRE CLAUSE: In case the premises shall be damaged by fire or other cause as to be rendered untenantable, Lessor shall use its best efforts to determine the extent of repairs to be done and the time required to perform them within thirty (30) days from date of said casually. If the damage is such that repairs can be completed within one hundred twenty (120) days from commencement of said repairs, lessor agrees to make such repairs promptly and to allow Lessee an equitable abatement in rent for such time as the premises remain untenantable. Lessor shall use its best efforts to commence repairs made within one hundred twenty (120) days from the date of commencement of such repairs, this lease may be terminated at the option of lessor as of the date the premise were rendered untenantable by giving written notice to the lessee within thirty (30) days of notice of the time required to perform repairs, In the event of partial loss, the rent shall be abated by a portion equal to the area rendered unfit for use against the total area. Should less than one 10 year remain before the expiration of the term of this lease and repairs cannot be completed within sixty 60 days from the date of casually , then Lessor shall have the right to terminate this lease. If the cost of such repairs exceeds the actual proceeds of insurance due lessor on account of such casually, or if lessor’s mortgagee or any ground lessor shall require that any insurance proceeds be paid to it, Lessor may terminate this lease unless Lessee. Within fifteen (15) days after demand therefore, deposits with lessor a sum of money sufficient to pay the difference between the cost of repair and the proceeds of the insurance available to lessor for such purpose.

LESSOR:

BROTHERS INVESTMENTS INC. (WILLIAM SHAAR)

84 THOMPSON LANE

NAHSVILLE TN, 37211

LESSEE:

RYAN SCHADEL

LABOR SMART INC.